EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

SOVEREIGN BANCORP, INC.
Offer to Exchange
Senior Floating Rate Notes due 2009
and
4.80% Senior Notes due 2010

Offer to Exchange Senior Floating Rate Notes due 2009 (CUSIP No. _______) and 4.80% Senior Notes due 2010 (CUSIP No. _______) that have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (collectively, the “New Senior Notes”) for any and all of the outstanding Senior Floating Rate Notes due 2009 (CUSIP Nos. 845905 AR9 and U84609 AB9) (the “Existing Senior Floating Rate Notes”) and the outstanding 4.80% Senior Notes due 2010 (CUSIP Nos. 845905 AT5 and U84609 AC7) (the “Existing 4.80% Senior Notes”).

You must use this form, or a form substantially equivalent to this form, to accept the Exchange Offer of Sovereign Bancorp, Inc. (the “Company”) made pursuant to the prospectus, dated ________________ ___, 2005 (as it may be amended or supplemented from time to time, the “Prospectus”) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BNY Midwest Trust Company, as exchange agent (the “Exchange Agent”), at or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus or the accompanying Letter of Transmittal.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

BNY Midwest Trust Company

By Hand:	By Registered or Certified Mail:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attn: Diane Amoroso	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attn: Diane Amoroso

By Overnight Courier:	By Facsimile:
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, NY 10286 Attn: Diane Amoroso	The Bank of New York Corporate Trust Operations Reorganization Unit Attn: Diane Amoroso Facsimile: (212) 298-1915 Telephone: (212) 815-6331

For information, call: (212) 815-6331

DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Floating Rate Senior Notes and Existing 4.80% Senior Notes (collectively, the “Existing Senior Notes”) set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

The undersigned understands that tenders of Existing Senior Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Existing Senior Notes pursuant to the Exchange Offer may be withdrawn only prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Existing Senior Notes may be withdrawn as provided in the Prospectus and the Letter of Transmittal.

DESCRIPTION OF EXISTING SENIOR NOTES	1	2

Names(s) and Address(es) of Registered Holder(s) Please fill in, if blank)*	Aggregate Principal Amount of Existing Senior Floating Rate Notes due 2009**	Aggregate Principal Amount of Existing 4.80% Senior Notes due 2010**

Total principal amount of Existing Senior
Notes tendered:

*	For book-entry to The Depository Trust Company, please provide account number.

**
Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Existing Senior Notes represented by the notes indicated in column 1 or column 2, as applicable. Existing Senior Notes tendered hereby must be in denominations of principal amount of $1,000 and any integral multiples of $1,000, provided that untendered Existing Senior Notes that remain outstanding must be in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. Further, New Senior Notes may only be issued in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter. See Instruction 1 to the Letter of Transmittal.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, personal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

x

	Signature(s) of Owners(s) or Authorized Signatory	(Date)

Area Code and Telephone Number:

Must be signed by the holder(s) of Existing Senior Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE
(Not to be used for signature guarantee

     The undersigned, an eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (the “Eligible Institution”) hereby guarantees to deliver to the Exchange Agent, a book-entry confirmation of the transfer of the Existing Senior Notes described above to the Exchange Agent’s account at DTC, and send an agent’s message, or a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) in lieu of the agent’s message, and any other documents required by the Letter of Transmittal to the Exchange Agent for its acceptance, within three New York Stock Exchange trading days from the Expiration Date. A “New York Stock Exchange trading day” is any date on which The New York Stock Exchange is open for business.

     The Eligible Institution that completes this form must deliver this Notice of Guaranteed Delivery prior to the Expiration Date. Delivery of a book-entry confirmation (together with an agent’s message) will satisfy the terms of the exchange offer as to the execution and delivery of a Letter of Transmittal by the participant identified in the agent’s message. A holder may deliver a properly completed and duly executed Letter of Transmittal in lieu of an agent’s message. However, delivery of a physical letter of transmittal is not required to tender your Existing Senior Notes through ATOP if an agent’s message is transmitted in lieu thereof. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Name of Firm:

Authorized Signature

Address:	Name:

Title:

Area Code and Telephone No.	Date:

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